      As filed with the Securities and Exchange Commission on June 24, 1997
                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               WEGENER CORPORATION
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  81-0371341
  -------------------------------            -------------------------------
  (State or other jurisdiction               (I.R.S. Employer Identification
of incorporation or organization)                       Number)

   11350 Technology Circle, Duluth, Georgia               30136
   ---------------------------------------------------------------
   (Address of Principal Executive Offices)             (Zip Code)

                         1989 DIRECTORS' INCENTIVE PLAN
                            (Full Title of the Plan)

                                ROBERT A. PLACEK
                      President and Chief Executive Officer
                             11350 Technology Circle
                              Duluth, Georgia 30136
                                 (770) 623-0096
                   -------------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------
                              Copies Requested to:
                             Helen T. Ferraro, Esq.
                         Smith, Gambrell & Russell, LLP
                            3343 Peachtree Road, N.E.
                             Suite 1800, East Tower
                           Atlanta, Georgia 30326-1010
                                 (404) 264-2620

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                 Proposed Maximum       Proposed Maximum
Title of Securities         Amount to be        Offering Price Per     Aggregate Offering            Amount of
 to be Registered            Registered              Share(1)               Price(1)              Registration Fee
-------------------         ------------        ------------------     ------------------         ----------------
Options and Shares of
$.001 par value                200,000               $2.59375               $648,438                    $197
Common Stock                   Shares
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq Small Cap Market on June 19, 1997.

================================================================================

         This Registration Statement covers 200,000 additional shares of the $.01 par value Common Stock of Wegener Corporation (the "Company") issuable pursuant to the Company's 1989 Directors' Incentive Plan, as amended, for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 33-62849, as filed with the Securities and Exchange Commission on January 29, 1992, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. The Company's Annual Report on Form 10-K for the year ended August 30, 1996;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended November 29, 1996;

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1997; and

         4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A of Telecrafter Corporation, predecessor to the Company, Registration No. 0-11003 as filed with the Commission on March 25, 1983.

ITEM 4.  DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this item.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

         Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Company also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this Item is required.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from (i) a Registration Statement on Form S-8 under the Securities Act of 1933, Registration No. 33-62849 (referred to as "S-8") or (ii) the Annual Report on form 10-K for the year ended September 1, 1995 ("1995 10-K"). The exhibit number corresponds to the exhibit number in the referenced document.

             EXHIBIT
             NUMBER                    DESCRIPTION OF EXHIBIT

               5.1         Opinion of Smith, Gambrell & Russell, LLP.

             *10.1         Registrant's 1989 Directors' Incentive Plan (S-8).

             *10.1.1 Amendment No. 1 to 1989 Directors' Incentive Plan (1995 10-K, Exh. 10.4.1).

              23.1         Consent of BDO Seidman LLP.

              23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

              24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on this 23rd day of June, 1997.

                                        WEGENER CORPORATION


                                    By: /s/ C. Troy Woodbury, Jr.
                                        ----------------------------------------
                                        C. Troy Woodbury, Jr.
                                        Treasurer and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Placek and C. Troy Woodbury, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1993, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURES                       TITLE                                  DATE
          ----------                       -----                                  ----
  /s/ Robert A. Placek              President, Chief                          June 23, 1997
------------------------------       Executive Officer and
       Robert A. Placek              Director
                                     (Principal Executive Officer)

  /s/ C. Troy Woodbury, Jr.         Treasurer, Chief                          June 23, 1997
------------------------------       Financial Officer and
    C. Troy Woodbury, Jr.            Director
                                     (Principal Financial and
                                     Accounting Officer)

  /s/ James H. Morgan, Jr.          Director                                  June 23, 1997
------------------------------
     James H. Morgan, Jr.


  /s/ Joe K. Parks                  Director                                  June 23, 1997
------------------------------
        Joe K. Parks

                                  Exhibit Index


         EXHIBIT
          NUMBER                   DESCRIPTION OF EXHIBIT

            5.1            Opinion of Smith, Gambrell & Russell, LLP.

           23.1            Consent of BDO Seidman, LLP.